UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2019 (September 10, 2019)

CHEWY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38936	90-1020167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1855 Griffin Road, Suite B-428

Dania Beach, Florida 33004

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (786) 320-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	CHWY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2019, the Board of Directors (the “Board”) of Chewy, Inc. (the “Company”) increased the size of the Board from nine to eleven directors and filled the newly created vacancies by appointing (i) Brian McAndrews as a Class II director, with a term expiring at the Company’s annual meeting of stockholders in 2021, and (ii) David Leland as a Class III director, with a term expiring at the Company’s annual meeting of stockholders in 2022 (Mr. McAndrews and Mr. Leland are collectively referred to as the “New Directors”). The Board also appointed Mr. McAndrews to be a member of the Audit Committee of the Board (the “Audit Committee”) and concurrent with such appointment James A. Star ceased to be a member of the Audit Committee.

Brian McAndrews is a board member and advisor to several category leaders, including his current roles as chairman for Grubhub Inc., Amplero, PicMonkey, and United Way of King County. In addition, he serves as presiding director for The New York Times Company and as a board member for Teladoc, Frontdoor, Inc. and The Wine Group. Previously, McAndrews was the CEO, president, and chairman at Pandora Media, Inc., following his role as managing director at Madrona Venture Group, LLC.

David Leland serves as a managing director and head of capital markets at BC Partners, a private equity firm operating in the U.S. and Europe. Prior to BC Partners, he spent 18 years at Citigroup, most recently in the Capital Markets Originations Group with a focus on leveraged finance, where he was a managing director for more than six years. Pursuant to the Investor Rights Agreement, dated June 13, 2019, among the Company and holders of its Class B common stock, including a wholly-owned subsidiary of PetSmart, Inc. (which is controlled by BC Partners), as long as such stockholders continue to hold an aggregate of over 50% of the combined voting power of the Company’s outstanding shares of common stock, such stockholders will be entitled to nominate a majority of our Board.

The New Directors will be compensated and reimbursed in accordance with the Company’s existing policies with respect to directors and committee members. The Company also entered into indemnification agreements with each of the New Directors in connection with their appointment to the Board. The indemnification agreement is in substantially the same form as the indemnification agreement for the other directors of the Company that was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 3, 2019. There are no other transactions with the New Directors which would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEWY, INC.

By:	/s/ Susan Helfrick
Name:	Susan Helfrick
Title:	General Counsel

Date: September 11, 2019

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